CUSTODIAN SERVICING AGREEMENT


               THIS AGREEMENT made on 30th day of August, 1999, between Battery Park Funds, Inc, a Maryland corporation currently sponsoring the Battery Park High Yield Fund (hereinafter called the ("Fund"), and FIRSTAR BANK MILWAUKEE, NA, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

               WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

1.     DEFINITIONS

               The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

               The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by any two of the President, a Vice President, the Secretary and the Treasurer of the Fund, or any other persons duly authorized to sign by the Board of Directors.

               The word "Board" shall mean Board of Directors of Battery Park Funds, Inc..

2.     NAMES, TITLES, AND SIGNATURES OF THE FUND'S OFFICERS

               An officer of the Fund will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

               ADDITIONAL SERIES. In the event that the Battery Park Funds, Inc. establishes one or more series of shares with respect to which it desires to have Custodian render custody services, under the terms hereof, it shall so notify Custodian in writing, and if Custodian agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for the the Custodian on a discrete basis. The Battery Park High Yield Fund is currently the only Fund covered by this Agreement.

3.     RECEIPT AND DISBURSEMENT OF MONEY

               A. Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:

               (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

               (b) for the purchase or redemption of shares of the common stock of the Fund upon delivery thereof to Custodian, or upon proper instructions from Battery Park Funds, Inc.;

               (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

               (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

               (e) for other proper corporate purposes certified by resolution of the Board of Directors of the Fund.

               Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Fund issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

               B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund.

               C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

4.      SEGREGATED ACCOUNTS

               Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the portfolio, into which account(s) may be transferred cash and/or securities.

 5.     TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

               Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

               (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefore;

               (b) when such securities are called, redeemed or retired or otherwise become payable;

               (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

               (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

               (e) upon conversion of such securities pursuant to their terms into other securities;

               (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

               (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

               (h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery thereof to Custodian; or

               (i) for other proper corporate purposes.

               As to any deliveries made by Custodian pursuant to items (a),
(b), (d), (e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

               Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this
Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Fund issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

 6.     CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

               Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.      REGISTRATION OF SECURITIES

               Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

               The Fund shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

8.      VOTING AND OTHER ACTION

               Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

9.      TRANSFER TAX AND OTHER DISBURSEMENTS

               The Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

               Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10.     CONCERNING CUSTODIAN

               Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto. If the Fund elects to terminate this Agreement prior to the 3rd anniversary of this Agreement for reasons other than unacceptable service levels, the Fund agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties from the date of termination.

               Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

               The Fund agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Fund for such items.

In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Fund, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefore.

Custodian agrees to indemnify and hold harmless the Fund from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this agreement, except such as may arise from the Fund's own negligent action, negligent failure to act, or willful misconduct.

11.     SUBCUSTODIANS

               Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Fund's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Fund by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

               Notwithstanding anything contained herein, if the Fund requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Fund agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Fund's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

12.     REPORTS BY CUSTODIAN

               Custodian shall furnish the Fund periodically as agreed upon with a statement summarizing all transactions and entries for the account of Fund. Custodian shall furnish to the Fund, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Fund.

13.     TERMINATION OR ASSIGNMENT

               This Agreement may be terminated by the Fund, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to Custodian at Firstar Bank Milwaukee, NA, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or to the Fund at Battery Park Funds, Inc. 2 World Financial Center, Bldg. B, New York, NY 10281-1198, as the case may be. It is understood and agreed to by the parties that a notice to terminate one of the servicing contracts constitutes notice of termination for all servicing contracts that exist between the parties. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a Custodian for the Fund to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.
               This Agreement may not be assigned by Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.

14.     DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

               No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Directors of the Fund approves by resolution the use of such central securities clearing agency or securities depository.

15.     RECORDS

               To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Fund pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Fund upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended.

16.     NOTICES

               Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FBM shall be sent to:

               Firstar Bank Milwaukee, NA
               615 East Michigan Street
               Milwaukee, WI  53202

and notice to the Fund shall be sent to:

               Battery Park Funds, Inc.
               Attn:  President
               2 World Financial Center, Bldg. B
               New York, NY  10281-1198

17.            FIRSTAR MUTUAL FUND SERVICES, LLC YEAR 2000 READINESS DISCLOSURE

               The Custodian represents to the Fund that the computer software, computer firmware, computer hardware (whether general or special purpose) and other similar related items of automated, computerized and/or software systems that are owned or licensed by Custodian and will be utilized by the Custodian or its agents in connection with the provisions of services described in this Agreement are "Year 2000 compliant" (as defined below). As used in this Section 17 of this Agreement, the term "Year 2000 compliant" shall mean the ability of the relevant system to provide all of the following functions:

               A. Process date information before, during and after January 1, 2000, including but not limited to accepting specific input data, providing date specific output data, and performing calculations on dates or portions of dates;

               B. Function accurately and without interruption or malfunction before, during and after January 1, 2000 without any change in operations associated with the advent of the new millennium and assuming no other defects, bugs, viruses or other problems unrelated to the Year 2000 compliance issues which disrupt functionality;

               C. Respond to two-digit, year-date input in a way that resolves the ambiguity as to century and in a disclosed, defined and predetermined manner; and

               D. Store and provide output data of specific information in ways that are unambiguous as to century.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

               Executed in several counterparts, each of which is an original.

Battery Park Funds, Inc.                         FIRSTAR BANK MILWAUKEE, NA

By: /S/ ROBERT LEVINE                            By: /S/ PAUL ROCK
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Print:ROBERT LEVINE                              Print: PAUL ROCK
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Title: PRESIDENT                                 Title: SENIOR VICE PRESIDENT
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Date: AUGUST 27, 1999                            Date: SEPTEMBER 1, 1999
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Attest: /S/ JENNIE WONG                          Attest: /S/ FREDDIE JACOBS, JR.
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Print: JENNIE WONG                               Print: FREDDIE JACOBS, JR.
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